                            WASHINGTON, D.C. 20549


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                                    FORM 8-K


                                 CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)            May 30, 1997
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                          InSight Health Service Corp.
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                (Exact name of registrant as specified in charter)


         Delaware                      0-28622                33-0702770
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(State or other jurisdiction         (Commission            (I.R.S. Employer
      of incorporation)              file number)          Identification NO.)


    4400 MacArthur Boulevard, Suite 800, Newport Beach, CA       92660
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          (Address of principal executive officers)             (Zip Code)


                                (714)  476-0733
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             Registrant's telephone number, including area code


                                      N/A
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       (Former name or former address, if changed since last report)


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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

       On May 30, 1997, InSight Health Services Corp. ("Registrant"), through its wholly owned subsidiary InSight Health Corp. ("InSight"), consummated the acquisition ("Acquisition") of certain assets of Mobile Imaging Consortium, Limited Partnership, a Maine limited partnership ("MIC-ME") and Mobile Imaging Consortium - New Hampshire, a Maine general partnership ("MIC-NH") (collectively, "Sellers") pursuant to an Asset Purchase and Liabilities Assumption Agreement dated January 3, 1997 by and among Insight, MIC-ME and MIC-NH, as amended by Amendment No. 1 thereto dated May 30, 1997. Pursuant to the Asset Purchase and Liabilities Assumption Agreement and Amendment No. 1 thereto (collectively, "Purchase Agreement") InSight acquired certain tangible and intangible assets, including mobile diagnostic imaging equipment used by Sellers in providing diagnostic imaging services to customers in the Northeastern United States. In addition, InSight assumed certain liabilities of Sellers, consisting primarily of leases relating to mobile imagine equipment and tractors and a lease for certain office space in Portland, Maine.

        The aggregate purchase price of the Acquisition was $7,650,000 and was determined by negotiations among the parties. As a material part of the Acquisition, Sellers and their affiliates entered into a noncompetition agreement with InSight pursuant to which neither Sellers nor their affiliates will hold an ownership (direct or indirect) position in, invest in, lease or operate (i) for five years after closing any magnetic resonance imaging services and (ii) for three years after closing any computed tomography imaging services, which would operate in Maine or New Hampshire or in any other area in which Sellers and their affiliates would be deemed to be in competition with InSight. General Electric, acting through GE Medical, loaned InSight $6,800,000 of the purchase price which was paid to Sellers at the closing of the Acquisition. The balance of the purchase price is being paid to MIC-ME over a twelve-month period as InSight collects the MIC-ME accounts receivable which were included in the Acquisition. The $6,800,000 loan bears interest at 10.5% per annum and is repayable on a fully amortized basis by InSight over seven years, commencing on July 1, 1997.

        Sellers were MIC-ME, a limited partnership comprised of eight individuals as limited partners and four corporate entities as general partners and MIC-NH, a general partnership comprised of five corporate entities as general partners.

      InSight provides diagnostic imaging and information, treatment and related management services to managed care, hospital and other contractual customers in 28 United States, including five major U.S. markets: California, the Southwest, including a major presence in Texas, the Midwest, the Northeast and the Southeast. The Acquisition adds three mobile imaging networks to InSight's existing operations in the Northeast.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)  Financial statements of businesses acquired.

              It is impractical to file with this report the financial statements required by this Item. Audited financial statements of MIC-ME and MIC-NH for the fiscal year ended December 31, 1996 required by this Item will be included in an amendment to this report to be filed within 60 days after the date this report is filed with the Securities and Exchange Commission ("SEC").

         (b)  Pro forma financial information (unaudited).

              It is impractical to file with this report the pro forma financial information required by this Item. Pro forma financial information required by this Item will be included in an amendment to this report to be filed within 60 days after the date this report is filed with the SEC.

         (c)  Exhibits.

         2.1 Asset Purchase and Liabilities Assumption Agreement dated as of January 3, 1997 by and among InSight Health Corp., Mobile Imaging Consortium, Limited Partnership and Mobile Imaging Consortium - New Hampshire (filed herewith).

         2.2 Amendment No. 1 to the Asset Purchase and Liabilities Assumption Agreement dated as of May 30, 1997 by and among InSight Health Corp., Mobile Imaging Consortium, Limited Partnership and Mobile Imaging Consortium - New Hampshire (filed herewith).

         99.1 Press Release dated June 3, 1997 announcing the completion of the Acquisition (filed herewith).


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                                  SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: June 16, 1997


                                  INSIGHT HEALTH SERVICES CORP.



                                  BY:  /s/ E. LARRY ATKINS
                                      -------------------------------------
                                      E. Larry Atkins
                                      President and Chief Executive Officer






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                                EXHIBIT INDEX

                                                             SEQUENTIALLY
EXHIBIT NO.    DOCUMENTATION DESCRIPTION                     NUMBERED PAGE


       2.1     Asset Purchase and Liabilities Assumption
               Agreement dated as of January 3, 1997 by and among InSight Health Corp., Mobile
               Imaging Consortium, Limited Partnership
               and Mobile Imaging Consortium - New
               Hampshire.

       2.2     Amendment No. 1 to the Asset Purchase
               and Liabilities Assumption Agreement
               as dated as of May 30, 1997 by and among InSight Health Corp., Mobile Imaging
               Consortium, Limited Partnership and
               Mobile Imaging Consortium - New
               Hampshire.

      99.1 Press Release dated June 3, 1997 announcing the completion of the Acquisition.